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                                                                    EXHIBIT 11.0

                          IHOP CORP. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)



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                                                Year Ended December 31,
                                              ---------------------------
                                                 1996      1995      1994
                                              -------   -------   -------
NET INCOME PER COMMON SHARE - PRIMARY

 Weighted average shares outstanding            9,444     9,319     9,159
 Net effect of dilutive stock options
   based on the treasury stock method
   using average market price                      79       169       285
                                              -------   -------   -------
        Total                                   9,523     9,488     9,444
                                              =======   =======   =======

 Net income available to common
  shareholders                                $18,604   $16,154   $15,115
                                              =======   =======   =======

 Net income per share - primary               $  1.95   $  1.70   $  1.60
                                              =======   =======   =======

NET INCOME PER COMMON SHARE - FULLY DILUTED

 Weighted average shares outstanding            9,444     9,319     9,159
 Net effect of dilutive stock options
   based on the treasury stock method
   using the average market price or
   the year-end market price, if higher
   than the average market price                   84       169       285
                                              -------   -------   -------

        Total                                   9,528     9,488     9,444
                                              =======   =======   =======

 Net income available to common
  shareholders                                $18,604   $16,154   $15,115
                                              =======   =======   =======

 Net income per share - fully diluted         $  1.95   $  1.70   $  1.60
                                              =======   =======   =======

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